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CUSIP No.  501936108
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                                    EXHIBIT 1


         AGREEMENT dated as of March 3, 1999, by and among David W. Tice & Associates, Inc., a Texas corporation, and Prudent Bear Funds, Inc., a Maryland corporation.

         WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the "Act"), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

         Both David W. Tice & Associates, Inc. and Prudent Bear Funds, Inc. hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement on Schedule 13G relating to their ownership of the Common Stock of LS Capital Corporation, and hereby further agree that said Statement shall be filed on behalf of both David W. Tice & Associates, Inc. and Prudent Bear Funds, Inc. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of LS Capital Corporation.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

                                  DAVID W. TICE & ASSOCIATES, INC.


                                  By: /s/ David W. Tice
                                      David W. Tice, President


                                  PRUDENT BEAR FUNDS, INC.


                                  By: /s/ David W. Tice
                                     David W. Tice, President



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